Exhibit 77(q)

Exhibits

(e)(1)   Amended and Restated Schedule A, effective February 1, 2011, with respect to the Amended and Restated Investment Advisory Agreement dated September 1, 2000 and amended and restated April 30, 2001 between ING Variable Products Trust and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2011 and incorporated herein by reference.

(e)(2)   Side letter agreement (with respect to ING MidCap Opportunities Portfolio) dated May 2, 2011 to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC and ING Variable Products Trust dated February 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 44 to the Registrant’s Registration Statement on Form N-1A filed on April 25, 2011 and incorporated herein by reference.